Exhibit 99.1

Vital Farms Reports Second Quarter 2021 Financial Results

Record Net Revenue of $60.3 million

Increasing Capacity Across Farmer Network

Egg Central Station Expansion on Track for Mid-2022 Completion

AUSTIN, TX – August 10, 2021 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced pasture-raised foods nationwide, today reported financial results for its second quarter ended June 27, 2021.

•	2Q 2021 Net Revenue increases 1.7% to $60.3 million
•	2Q 2021 Net Income of $3.9 million
•	2Q 2021 Adjusted EBITDA of $5.1 million[1]

“We are very pleased with our second quarter results, as we posted the highest quarterly revenue in company history. We achieved positive net revenue growth, lapping the 84% growth during this period last year which was driven by COVID-19 pantry loading,” said Russell Diez-Canseco, President and CEO, Vital Farms. “We continue to exceed our original growth targets, both by implementing strategic marketing initiatives that drove household penetration to over 5.5 million households and by building collaborative retail relationships that grew retail distribution to over 17,250 stores. We grew our food service business with the addition of new regional concepts, and just introduced two new product innovations, Breakfast Bars and Spreadable Tub Pasture-Raised Butter with Sea Salt and Avocado Oil.”

Diez-Canseco continued, “The sustained growth Vital Farms has demonstrated in our first year as a public company is a testament to investments we’ve made in our crew members, in increasing capacity across our farmer network, which now stands at over 225 family farms, and in the further expansion of Egg Central Station, our egg washing and packing facility. Looking ahead, we believe we are well-positioned for the future and will continue to execute our plan of investing across the business to further drive growth and fulfill our mission to bring ethical food to the table.”

For the Three Months Ended June 27, 2021

Net revenue was $60.3 million in the second quarter of 2021, compared to $59.3 million in the second quarter of 2020. Our revenues grew 36.7% on a two-year compound annual growth rate, which we believe better demonstrates the growth trajectory of the business as it eliminates the one-time impact of COVID-19-related pantry loading in the year-ago period. Growth in net revenue in the second quarter of 2021 was driven primarily by continued growth in egg-related sales driven by increased household penetration and new distribution gains at both new and existing retail partners.

Gross profit was $21.9 million, or 36.4% of net revenue, in the second quarter of 2021, compared to $22.7 million in the prior year period. The change in gross profit was attributable to an increase in promotional spending with the return to a more normal cadence of industry activity as we lap an unprecedented period in the second quarter of 2020, which saw little to no promotion. We also experienced higher grain input costs on shell eggs.

Income from operations in the second quarter of 2021 was $3.0 million, compared to $9.1 million in the second quarter of the prior year.  The change in income from operations was primarily due to incremental costs associated with becoming a public company, higher freight costs, and incremental marketing investments.

Net income was $3.9 million in the second quarter of 2021 compared to $6.0 million in the prior year period.

Net income per diluted share was $0.09 compared to $0.16 per diluted share in the prior year quarter.

Adjusted EBITDA was $5.1 million in the second quarter of 2021, compared to $9.3 million in the second quarter of 2020, primarily due to incremental costs from becoming a public company, higher freight costs, and incremental marketing investments. 1Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Vital Farms’ cash and cash equivalents and investment securities were $106.3 million as of June 27, 2021, and we had no outstanding debt. Net cash provided by operating activities was $15.0 million in the quarter ended June 27, 2021, compared to $17.7 million during the prior year period.

Capital expenditures totaled $7.8 million for the 26-weeks ended June 27, 2021, compared to $5.4 million in the prior year period.

Bo Meissner, Chief Financial Officer commented, “We are pleased with our record second quarter revenue and our two-year CAGR of 36.7%, as well as our overall financial performance in the first half of the year. We will continue to invest behind our growth strategy with the goal of driving meaningful net revenue growth as we provide honest food to more and more families across the U.S.”

Update on Fiscal 2021 Outlook

Vital Farms’ guidance continues to assume that there are no additional significant disruptions to the supply chain, or its customers or consumers, including any issues from adverse macroeconomic factors.

•	For the full year 2021, management is reaffirming guidance for net revenue between $246 to $253 million, an increase of 15-18% compared to 2020.
•	Management is also reaffirming its expectation that Adjusted EBITDA will be in the range of $7 to $9 million for the full year 2021.

Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net revenue metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. The live conference call can be accessed by dialing (833) 519-1233 from the U.S. or (914) 800-3806 internationally and using access code 4665467. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events.” The webcast will be archived in 30 days.

About Vital Farms

Vital Farms, a Certified B Corporation, offers a range of ethically produced pasture-raised foods nationwide. Started on a single farm in Austin, Texas, in 2007, Vital Farms is now a national consumer brand that works with over 225 small family farms and is the leading U.S. brand of pasture-raised eggs and butter by retail dollar sales. Vital Farms' ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware Public Benefit Corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, and crew members and stockholders. Vital Farms' pasture-raised products, including shell eggs, butter, hard-boiled eggs, ghee, egg bites and liquid whole eggs, are sold in over 17,250 stores nationwide. For more information, visit www.vitalfarms.com.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, anticipated growth, and future financial performance, including management’s outlook for fiscal year 2021. These forward-looking statements are based on Vital Farms’ current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Vital Farms’ actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: the effects of the current COVID-19 pandemic on Vital Farms’ supply chain, the demand for its products, and on overall economic conditions and consumer confidence and spending levels; Vital Farms’ expectations regarding its revenue, expenses and other operating results; Vital Farms’ ability to acquire new customers, to successfully retain existing customers and to attract and retain its suppliers, distributors and co-manufacturers; Vital Farms’ ability to sustain or increase our profitability; Vital Farms’ ability to procure sufficient high quality eggs, butter and other raw materials; real or perceived quality with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its suppliers, co-manufacturers, distributors, retailers and foodservice customers, as well as the health of the foodservice industry generally;  the ability of Vital Farms’ suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; the costs and success of marketing efforts. Vital Farms’ ability to effectively manage its growth and to compete effectively with existing competitors and new market entrants; the potential negative impact of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society on its financial performance; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 2021 and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

Contacts:

Media:

Nisha Devarajan

Nisha.Devarajan@vitalfarms.com

Investors:

Matt Siler

Matt.Siler@vitalfarms.com

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share amounts)

(Unaudited)

	13-Weeks Ended		26-Weeks Ended
	June 27,	June 28,	June 27,	June 28,
	2021	2020	2021	2020
Net revenue	$60,324	$59,341	$118,869	$106,920
Cost of goods sold	38,391	36,643	75,606	68,367
Gross profit	21,933	22,698	43,263	38,553
Operating expenses:
Selling, general and administrative	13,544	9,970	26,726	19,648
Shipping and distribution	5,374	3,666	10,437	6,940
Total operating expenses	18,918	13,636	37,163	26,588
Income from operations	3,015	9,062	6,100	11,965
Other income (expense), net:
Interest expense	(13)	(97)	(31)	(255)
Other income (expense), net	186	(181)	297	(161)
Total other income (expense), net	173	(278)	266	(416)
Net income before income taxes	3,188	8,784	6,366	11,549
Provision (benefit) for income taxes	(695)	2,848	(999)	3,679
Net income	3,883	5,936	7,365	7,870
Less: Net loss attributable to noncontrolling interests	(24)	(28)	(34)	(39)
Net income attributable to Vital Farms, Inc. common stockholders	$3,907	$5,964	$7,399	$7,909
Net income per share attributable to Vital Farms, Inc. stockholders:
Basic:	$0.10	$0.23	$0.19	$0.30
Diluted:	$0.09	$0.16	$0.17	$0.21
Weighted average common shares outstanding:
Basic:	40,000,136	26,007,459	39,767,127	25,974,873
Diluted:	43,375,668	37,896,742	43,444,101	37,755,675

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	June 27,	December 27,
	2021	2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$37,349	$29,544
Investment securities	68,988	68,357
Accounts receivable, net	18,137	20,934
Inventories	13,719	12,902
Income taxes receivable	1,368	1,554
Prepaid expenses and other current assets	1,913	3,965
Total current assets	141,474	137,256
Property, plant and equipment, net	36,330	30,118
Goodwill	3,858	3,858
Deposits	46	142
Total assets	$181,708	$171,374
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,902	$15,489
Accrued liabilities	10,453	9,845
Lease obligation, current	482	471
Contingent consideration, current	58	109
Total current liabilities	26,895	25,914
Lease obligation, net of current portion	83	327
Contingent consideration, non-current	0	18
Deferred tax liabilities, net	1,340	2,537
Other liability, non-current	192	192
Total liabilities	28,510	28,988
Commitments and contingencies (Note 15)
Redeemable noncontrolling interest	175	175
Stockholders’ equity:
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of June 27, 2021 (unaudited) and December 27, 2020; 40,153,228 and 39,444,040 shares issued and outstanding as of June 27, 2021 (unaudited) and December 27, 2020, respectively	5	5
Treasury stock, at cost, 5,494,918 common shares as of June 27, 2021 (unaudited) and December 27, 2020	(16,276)	(16,276)
Additional paid-in capital	147,808	144,311
Retained earnings	21,437	14,039
Accumulated other comprehensive loss	(79)	(31)
Total stockholders’ equity attributable to Vital Farms, Inc. stockholders	152,895	142,048
Noncontrolling interests	128	163
Total stockholders’ equity	$153,023	$142,211
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$181,708	$171,374

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	26-Weeks Ended
	June 27,	June 28,
	2021	2020
Cash flows provided by operating activities:
Net income	$7,365	$7,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,620	954
Bad debt recovery	(67)	(150)
Stock-based compensation expense	1,994	744
Deferred taxes	(1,198)	1,551
Other	180	22
Changes in operating assets and liabilities:
Accounts receivable	2,864	241
Inventories	(1,052)	2,860
Income taxes (receivable) payable	185	1,970
Prepaid expenses and other current assets	2,052	848
Deposits and other assets	96	(28)
Accounts payable	361	2,290
Accrued liabilities and other liabilities	614	(1,444)
Net cash provided by operating activities	$15,014	$17,728
Cash flows used in investing activities:
Purchases of property, plant and equipment	(7,811)	(5,388)
Purchases of available-for-sale debt securities	(27,630)	—
Sales, maturities, and call redemptions of available-for-sale debt securities	27,036	—
Net cash used in investing activities	$(8,405)	$(5,388)
Cash flows provided by financing activities:
Proceeds from borrowings under term loan	—	5,000
Proceeds from borrowings under equipment loan	—	1,461
Proceeds from Paycheck Protection Program loan	—	2,593
Repayment of revolving line of credit	—	(1,325)
Repayment of equipment loan	—	(98)
Repayment of term loan	—	(335)
Repayment of Paycheck Protection Program loan	—	(2,593)
Payment of contingent consideration	(75)	(89)
Payment of deferred offering costs	—	(1,364)
Principal payments under finance lease obligation	(233)	(222)
Proceeds from exercise of stock options	1,503	170
Proceeds from exercise of warrant	—	282
Net cash provided by financing activities	$1,195	$3,480
Net increase in cash and cash equivalents	7,805	15,820
Cash and cash equivalents at beginning of the period	29,544	1,274
Cash and cash equivalents at end of the period	$37,349	$17,094
Supplemental disclosure of cash flow information:
Cash paid for interest	$32	$261
Cash paid for income taxes	$4	$10
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$51	$254
Deferred offering costs in accounts payable and accrued liabilities	$—	$974

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA, a non-GAAP financial measure, provides investors with additional useful information in evaluating our performance.

We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) provision for income taxes; (3) stock-based compensation expense; (4) interest expense; (5) interest expense; (6) change in fair value of contingent consideration; (7) interest income; and (8) net litigation settlement gain.

Adjusted EBITDA is a financial measure that is not required by, or presented in accordance with GAAP. We believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating expenses, including interest expense, (5) it does not consider the impact of any contingent consideration liability valuation adjustments and (6) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure stated in accordance with GAAP, for the quarters presented:

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

	13-Weeks Ended		26-Weeks Ended
	June 27,	June 28,	June 27,	June 28,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Net income	$3,883	$5,936	$7,365	$7,870
Depreciation and amortization	835	498	1,620	954
(Benefit) provision for income tax	(695)	2,848	(999)	3,679
Stock-based compensation expense	1,141	296	1,994	744
Interest expense	13	97	31	255
Change in fair value of contingent consideration(1)	14	(327)	19	(350)
Interest income	(89)	(9)	(186)	(14)
Net litigation settlement gain	—	(20)	—	(20)
Adjusted EBITDA	$5,102	$9,319	$9,844	$13,118

(1)	Amount reflects the change in fair value of a contingent consideration liability in connection with our 2014 acquisition of certain assets of Heartland Eggs